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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 23, 1999 (June 22, 1999)


                           J. ALEXANDER'S CORPORATION
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             (Exact name of registrant as specified in its charter)

         Tennessee                       1-08766                  62-0854056
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

             P.O. Box 24300
          3401 West End Avenue
          Nashville, Tennessee                                     37203
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(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (615) 269-1900



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          (Former name or former address, if changed since last report)



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Item 5. Other Events


         On June 22, 1999, J. Alexander's Corporation (the "Company") issued a press release stating that the Company's previously announced rights offering (the "Offering") to existing holders of its common stock, $.05 par value per share (the "Common Stock"), had closed. As a result of the Offering, 240,615 shares of Common Stock were sold at $3.75 per share. The Company had previously filed a Registration Statement on Form S-3 (File No. 333-74849), which was declared effective on May 14, 1999, with respect to these shares. The Offering, together with the March 1999 sale of Common Stock to Solidus, LLC, raised net proceeds of approximately $4.8 million, which is being used to repay a portion of the debt under the Company's revolving credit facility. The press release is filed as an exhibit hereto and is incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibit 99.1 Press release dated June 22, 1999.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        J. ALEXANDER'S CORPORATION



Date: June 23, 1999                     By: /s/ R. Gregory Lewis
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                                                R. Gregory Lewis
                                                Vice President, Chief Financial
                                                Officer and Secretary


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                                  EXHIBIT INDEX

No.          Exhibit
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99.1         Press release dated June 22, 1999.